Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

BioVie Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees Previously Paid	Equity	Class A Common Stock	(1)	457(o)		$	$25,000,000.00		$3,452.50
Fees Previously Paid	Other	Pre-funded Warrants to purchase Class A Common Stock	(2)	Other					0.00
Fees Previously Paid	Equity	Class A Common Stock underlying Pre-funded Warrants	(3)	Other					0.00
Fees Previously Paid	Other	Warrants to purchase Class A Common Stock	(4)	Other					0.00
Fees Previously Paid	Equity	Class A Common Stock underlying Warrants	(5)	457(o)		$	$25,000,000.00		$3,452.50

Total Offering Amounts:							$50,000,000.00		6,905.00
Total Fees Previously Paid:									6,905.00
Total Fee Offsets:									0.00
Net Fee Due:									$0.00

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Offering Note(s)

(1)	(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2) Pursuant to Rule 416 under the Securities Act, the securities registered hereby include an indeterminate number of additional securities as may become offered, issuable or sold by reason of stock splits, stock dividends, recapitalizations or similar transactions from time to time.
(2)	(1) See Offering Note 1. (2) Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the pre-funded warrants issued in the offering.
(3)	(1) See Offering Note 1.
(2) The proposed maximum aggregate offering price of the Class A Common Stock, par value $0.0001 per share (the “Common Stock”) will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Common Stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Common Stock and pre-funded warrants (including the Common Stock issuable upon exercise of the pre-funded warrants), if any, is $25,000,000. The registrant previously paid a registration fee of $10,357.50 in connection with previous filings of the Registration Statement based on a proposed maximum aggregate offering price of $75,000,000. Accordingly, no additional registration fee is due herewith.
(4)	(1) See Offering Note 1. (2) Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the warrants issued in the offering.
(5)	(1) See Offering Note 1.